       As filed with the Securities and Exchange Commission on May 1, 2000
                         Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------
                                    FORM S-3

                                -----------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------

                         AZTEC TECHNOLOGY PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

                                -----------------

             Delaware                                    04-3408450
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                    50 BRAINTREE HILL OFFICE PARK, SUITE 220
                         BRAINTREE, MASSACHUSETTS 02184
                                 (781) 849-1702
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------

                                    IRA COHEN
                      PRESIDENT AND CHIEF OPERATING OFFICER
                    50 BRAINTREE HILL OFFICE PARK, SUITE 220
                         BRAINTREE, MASSACHUSETTS 02184
                                 (781) 849-1702
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                   Copies to:

           Alexander A. Bernhard, Esq.          Stuart R. Nayman, Esq.
                Hale and Dorr LLP                 Hale and Dorr LLP
                 60 State Street                 405 Lexington Avenue
           Boston, Massachusetts 02109         New York, New York 10174
               Tel: (617) 526-6000               Tel: (212) 937-7200
               Fax: (617) 526-5000               Fax: (212) 937-7300

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / 333-_______.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / 333-__________.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                               -----------------

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------- -------------- -------------- ----------------- ----------------
                                                                    Proposed         Proposed
                                                      Amount         Maximum          Maximum
                                                       to be      Offering Price     Aggregate        Amount of
        Title of Shares to be Registered            Registered    Per Share(1)   Offering Price(1) Registration Fee
-------------------------------------------------- -------------- -------------- ----------------- ----------------
Common Stock, $.001 par value per share.......       1,135,501        $3.59       $4,080,707.70       $1,078.00
-------------------------------------------------- -------------- -------------- ----------------- ---------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on April 24, 2000.

                               -----------------

         THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

================================================================================

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED MAY 1, 2000

PROSPECTUS

                         AZTEC TECHNOLOGY PARTNERS, INC.

                        1,135,501 SHARES OF COMMON STOCK

                             ----------------------

         In March 2000, we agreed to issue warrants to acquire shares of our common stock to a group of banks if we did not satisfy various provisions of
our credit agreement. As of                      , we have issued warrants to
acquire        shares of common stock. This prospectus relates to resales of shares of common stock that warrant holders will receive upon conversion of their warrants.

         We will not receive any proceeds from the sale of the shares. However, we will receive $0.01 for each warrant exercised, unless warrant holders make "cashless" exercises of warrants.

         The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

         Our common stock is traded on the Nasdaq Small Cap Market under the symbol "AZTC." On April 28, 2000, the closing sale price of the common stock on Nasdaq was $3.81 per share.


                             ----------------------


INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE INFORMATION UNDER THE CAPTION "RISK FACTORS" ON PAGE 3.


                             ----------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             ----------------------


           The date of this prospectus is                   , 2000.

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
               THE COMPANY..................................................3

               RISK FACTORS.................................................3

               USE OF PROCEEDS..............................................3

               SELLING STOCKHOLDERS.........................................3

               PLAN OF DISTRIBUTION.........................................5

               LEGAL MATTERS................................................6

               EXPERTS......................................................6

               WHERE YOU CAN FIND MORE INFORMATION..........................6

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............6


         We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                                   THE COMPANY

         Aztec Technology Partners, Inc. is a provider of e-Solutions for businesses, helping clients exploit Internet, intranet and extranet technologies for a competitive advantage. We provide a broad range of services principally in the Northeast region of the United States and, to a lesser extent, in other regions of the United States. Our executive offices are located at 50 Braintree Hill Office Park, Suite 220, Braintree, Massachusetts 02184, our telephone number is (781) 849-1702 and our Internet address is www.aztectech.com. The information on our Internet website is not incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to "Aztec," "we," "us," and "our" refer to Aztec Technology Partners, Inc. and its subsidiaries.

                                  RISK FACTORS

         Investing in our common stock involves a high degree of risk. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 that we filed with the Securities and Exchange Commission contains a discussion of risk factors in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Factors That May Affect Future Results." That discussion of risk factors, and any subsequent discussion of risk factors contained in any future filings that we make with the SEC after the date of this prospectus, is expressly incorporated by reference into this "Risk Factors" section. You should carefully review that discussion before investing in our common stock. See the information in this prospectus under the caption "Incorporation of Certain Documents by Reference" for information on how to obtain a copy of the information incorporated by reference into this prospectus.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive $0.01 for each warrant exercised, unless warrant holders make "cashless" exercises of warrants.

         The selling stockholders will pay any underwriting discounts and commissions and expenses that they incur for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our accountants.

                              SELLING STOCKHOLDERS

         In connection with the amendment to various provisions of our credit agreement with our bank lenders dated as of March 30, 2000, we agreed that our inability to sufficiently reduce the amount of the loan commitment on a timely basis would result in the obligation to grant our bank lenders warrants to purchase up to 4% of our common stock at a purchase price of $0.01 per share. The warrants would be immediately exercisable and have a term of three years from their issue date.

         The issuance of the warrants and the number of shares of common stock underlying the warrants will be based on the satisfaction of loan commitment reduction milestones during 2000. If we are unable to reduce our loan commitment by approximately 25% by June 30, 2000, we will be required to issue to our bank lenders warrants to purchase 2% of our then outstanding common stock on a fully diluted basis; if we are unable to reduce the loan commitment by approximately 40% by September 30, 2000, we will be required to issue warrants to purchase 3% of our then outstanding common stock on a fully diluted basis; and if we are unable to reduce the loan commitment by approximately 65% by December 31, 2000, we will be required to issue warrants to purchase 4% of our then outstanding common stock on a fully diluted basis. In no event will we be required to issue warrants to purchase in the aggregate more than 4% of our outstanding common stock on a fully diluted basis as of December 31, 2000. Based on our outstanding common stock on a fully diluted basis as of April 27, 2000, we may be required to issue warrants to purchase up to 1,135,501 shares of common stock.

         The warrants would entitle holders to purchase shares of our common stock at a purchase price of $0.01 per share. In lieu of the payment of the purchase price in cash, the holders of warrants may make "cashless" exercises of warrants by surrendering their warrants and converting them into common stock according to the following formula: the product of the number of shares subject to the holder's warrants and the difference between the fair market value of the common stock underlying the warrants and the price of the warrants, all divided by the fair market value of the common stock underlying the warrants.

         The number of shares of common stock issuable upon the exercise of the warrants granted on any one of the three distribution dates is subject to adjustment depending upon the number of shares of our common stock outstanding on the date of issuance. For example, should we become obligated to issue warrants to purchase 2% of our common stock on June 30, 2000 and then become obligated to issue warrants to purchase 3% of our common stock on September 30, 2000, an increase in the number of outstanding shares between June 30, 2000 and September 30, 2000 would result in an upward adjustment in the number of shares underlying the warrants to be granted to the lending banks on the later date. In this example, we would grant on September 30, 2000 an amount equal to the difference between 2% of the number of outstanding shares on June 30, 2000 and 3% of the larger number of shares outstanding on September 30, 2000.

         This prospectus relates to resales of the shares of common stock that warrant holders may receive upon conversion of the warrants that they may receive on June 30, 2000, September 30, 2000 and/or December 31, 2000. However, our registration of the shares underlying the warrants does not necessarily mean that we will be required to issue any warrants. Nor does this registration mean that any holders of the warrants will convert and sell any of the shares underlying warrants.

         The following table sets forth information, as of             , 2000,
with respect to the selling stockholders and the shares of common stock underlying the warrants held by the selling stockholders. No selling stockholder named in the table below beneficially owns one percent or more of our common stock, assuming the exercise of the selling stockholder's warrants. None of the selling stockholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years, other than as lender.


                                    Percentage
                                    of Shares
                      Shares        of Common                         Number of
                    Underlying        Stock          Number of        Shares of
                     Warrants      Beneficially      Shares of      Common Stock      Percentage of Shares of
                   Beneficially       Owned        Common Stock     Beneficially            Common Stock
     Selling        Owned Prior      Prior to         Offered        Owned After         Beneficially Owned
   Stockholder      to Offering      Offering         Hereby         Offering(1)          After Offering(1)
   -----------      -----------      --------         ------         -----------          -----------------





--------------------------
* Less than one percent.

(1) We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the bank lenders in the event we grant to them the warrants. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

         - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         - block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

         -        in privately negotiated transactions; and

         -        in options transactions.

         In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

         In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the shares offered by this prospectus has been passed upon by Hale and Dorr LLP.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus.

                  (1) Our Annual Report on Form 10-K for the year ended December 31, 1999;

                  (2) Our Amended Annual Report on Form 10-K/A for the year ended December 31, 1999;

                  (3) The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 9, 1998; and

                  (4) any future filings we make with the SEC under the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement.

         You may request a copy of these documents, which will be provided to you at no cost, by contacting:

                           Aztec Technology Partners, Inc.
                           50 Braintree Hill Office Park
                           Braintree, Massachusetts  02184
                           Attention: T. Kenwood Mullare, Secretary
                           Telephone:  (781) 849-1702

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Aztec Technology Partners, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.


             Filing Fee - Securities and Exchange Commission ....................     $ 1,078

             Legal fees and expenses.............................................     $40,000

             Accounting fees and expenses........................................     $25,000

             Miscellaneous expenses..............................................     $ 2,500
                                                                                      -------
                      Total Expenses.............................................     $68,578
                                                                                      =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Aztec Technology Partners, Inc. has included such a provision in its Certificate of Incorporation.

         Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         The Company's Amended and Restated Certificate of Incorporation indemnifies its directors as provided in the following provisions:

         EIGHTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         NINTH. 1. ACTIONS, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

         2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

         3. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

         4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

         5. ADVANCE OF EXPENSES. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

         6. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

         7. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         8. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         9. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         10. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

         11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

         12. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

         13. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

         14. DEFINITIONS. Terms used herein and defined in Section 145(h) and
         Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

         15. SUBSEQUENT LEGISLATION. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         Aztec additionally has purchased a Directors, Officers and Corporate Liability Insurance Policy which indemnifies the Company's directors and officers against damages arising out of certain kinds of claims which might be made against them based on their "wrongful acts," defined as "any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the Directors and Officers of the Company in their respective capacities as such, or any matter claimed against them solely by reason of their status as Directors or Officers of the Company, or any matter claimed against them arising out of their serving as a director, officer, trustee or governor of an Outside Entity in such capacities, but only if such service is at the specific written request or direction of the Company."

         Aztec also has in place agreements with certain officers and directors which affirm Aztec's obligation to indemnify them to the fullest extent permitted by law.

ITEM 16.  EXHIBITS

      EXHIBIT
       NUMBER                             DESCRIPTION
    -----------                         ---------------

        4.1 Amended and Restated Certificate of Incorporation (Incorporated herein by reference to the Company's Form 10-K filed on July 24, 1998).

        4.2 Amended and Restated By-laws (Incorporated herein by reference to the Company's Form 10-K/A filed on April 28,
                     1998).

        4.3 Amendment to the Amended and Restated Bylaws (Incorporated herein by reference to the Company's Form 10-K/A filed on May 1, 2000).

        4.4 Form of certificate representing shares of Common Stock (Incorporated herein by reference to the Company's Registration Statement on Form S-1 (File No. 333-46533) filed on June 10, 1998).

        4.5          Form of Warrant.

        4.6 Amendment to the Revolving Credit Agreement By and Among the Company and Fleet National Bank, as agent, dated March 30, 2000 (Incorporated herein by reference to the Company's Form 10-K/A filed on May 1, 2000).

        4.7 Registration Rights Agreement By and Among the Company and the banks named therein, dated as of April 21, 2000 (Incorporated herein by reference to the Company's Form 10-K/A filed on May 1, 2000).

        5.1*         Opinion of Hale and Dorr LLP.

       23.1          Consent of PricewaterhouseCoopers LLP.

       23.2* Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

       24.1          Power of Attorney (See page II-4 of this Registration
                     Statement).

--------------
*        To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

         ITEM 512(a) OF REGULATION S-K. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included is a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         ITEM 512(b) OF REGULATION S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

         ITEM 512(h) OF REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Braintree, Commonwealth of Massachusetts, on May 1, 2000.

                                      AZTEC TECHNOLOGY PARTNERS, INC.



                                      By:           /s/ IRA COHEN
                                           -------------------------------------
                                           Ira Cohen
                                           President and Chief Operating Officer

                        SIGNATURES AND POWER OF ATTORNEY

         We, the undersigned officers and directors of Aztec Technology Partners, Inc., hereby severally constitute and appoint Ira Cohen, Ross J. Weintraub, and Alexander A. Bernhard and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Aztec Technology Partners, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                        Title                                    Date
                ---------                                        -----                                    ----
      /s/ CLIFFORD MITMAN, JR.                    Chairman of the Board of Directors                   May 1, 2000
-----------------------------------------
Clifford Mitman, Jr.


      /s/ IRA COHEN                               President, Chief Operating Officer (Principal        May 1, 2000
-----------------------------------------
Ira Cohen                                         Executive Officer)


      /s/ ROSS J. WEINTRAUB                       Vice President Finance and Chief Financial Officer   May 1, 2000
-----------------------------------------
Ross J. Weintraub                                 (Principal Financial and Accounting Officer)


      /s/ JAMES E. CLAYPOOLE                      Director                                             May 1, 2000
-----------------------------------------
James E. Claypoole


      /s/ LAWRENCE M. HOWELL                      Director                                             May 1, 2000
-----------------------------------------
Lawrence M. Howell


      /s/ LEON KOPYT                              Director                                             May 1, 2000
-----------------------------------------
Leon Kopyt


      /s/ JONATHAN J. LEDECKY                     Director                                             May 1, 2000
-----------------------------------------
Jonathan J. Ledecky


      /s/ BENJAMIN TANDOWSKI                      Director                                             May 1, 2000
-----------------------------------------
Benjamin Tandowski


                                  EXHIBIT INDEX



     EXHIBIT
      NUMBER                              DESCRIPTION
   -----------                          ---------------

         4.1 Amended and Restated Certificate of Incorporation (Incorporated herein by reference to the Company's Form 10-K filed on July 24, 1998).

         4.2 Amended and Restated By-laws (Incorporated herein by reference to the Company's Form 10-K/A filed on April 28, 1998).

         4.3 Amendment to the Amended and Restated Bylaws (Incorporated herein by reference to the Company's Form 10-K/A filed on May 1, 2000).

         4.4 Form of certificate representing shares of Common Stock (Incorporated herein by reference to the Company's Registration Statement on Form S-1 (File No. 333-46533) filed on June 10, 1998).

         4.5      Form of Warrant.

         4.6 Amendment to the Revolving Credit Agreement By and Among the Company and Fleet National Bank, as agent, dated March 30, 2000 (Incorporated herein by reference to the Company's Form 10-K/A filed on May 1, 2000).

         4.7 Registration Rights Agreement By and Among the Company and the banks named therein, dated as of April 21, 2000 (Incorporated herein by reference to the Company's Form 10-K/A filed on May 1, 2000).

         5.1*     Opinion of Hale and Dorr LLP.

        23.1      Consent of PricewaterhouseCoopers LLP.

        23.2* Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

        24.1      Power of Attorney (See page II-4 of this Registration
                  Statement).


----------------
*        To be filed by amendment.